                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Rule 14a-11(c) or
           Rule 14a-12

                                GOTTSCHALKS INC.
------------------------------------------------------------
      (Name of Registrant as Specified in its Charter)
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (559) 434-4800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    DATE:   JUNE 22, 2000

    TIME:   10:00 A.M., PACIFIC DAYLIGHT TIME

    PLACE: GOTTSCHALKS INC. CORPORATE HEADQUARTERS LOCATED AT 7 RIVER PARK PLACE EAST,
          FRESNO, CALIFORNIA

MATTERS TO BE VOTED ON:

1.  Election of eleven directors.

2.  Any other matters properly brought before the stockholders at the meeting.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Joe Levy

                                          Chairman

Fresno, California
May 22, 2000

                                PROXY STATEMENT

    Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. This proxy statement and the accompanying proxy card are being first mailed to stockholders on or about May 22, 2000.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

    You can vote your shares of common stock if our records show that you owned the shares on April 27, 2000. A total of 12,596,837 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

HOW DO I VOTE BY PROXY?

    Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the eleven director nominees.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

    The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You also may attend the annual meeting and revoke your proxy card at that meeting. Your attendance alone does not automatically revoke your proxy card.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

    If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

HOW ARE VOTES COUNTED?

    We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

    Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

    The election of directors will be determined by a plurality of votes cast. Your vote for or against a candidate will be counted, but if you abstain or fail to vote on a director, your proxy will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on the election of directors. Broker nonvotes on the election of directors will be treated the same way.

WHO PAYS FOR THIS PROXY SOLICITATION?

    We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We also have asked registered banks and brokers to forward copies of these materials to shareholders for whom they act as nominees at our expense.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the number of shares of common stock beneficially owned (as of May 22, 2000) by:

    - each person who we know beneficially owns more than 5% of the common stock;

    - each director;

    - each executive officer named in the Summary Compensation Table on page 12 (the "Named Officers"); and

    - the directors and executive officers as a group.

                                                                                           Amount and Nature of
                                                                                         Beneficial Ownership(1)
                                                                               --------------------------------------------
                                                                                                   Currently
                                                                                  Shares of       Exercisable     Total as
        Name and Address                       Present Position                    Common            Stock       Percent of
      of Beneficial Owner                      With the Company                  Stock(#)(2)     Options(#)(3)    Class(4)
      -------------------         -------------------------------------------  ---------------   -------------   ----------
The Harris Company                N/A                                          2,095,900(5)               0        16.4%
P.O. Box 20
Redlands, CA 92373
Gerald H. Blum                    Consultant                                   1,531,003(6)               0        12.0%
9 River Park Place East
Fresno, CA 93720
Joe Levy                          Chairman                                     1,272,629(7)(8)       38,750        10.3%
P.O. Box 28920
Fresno, CA 93729
Dimensional Fund Advisors         N/A                                            915,900(9)               0         7.2%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401
Joseph L. Harrosh                 N/A                                            665,600(10)              0         5.2%
40900 Grimmer Blvd.
Fremont, CA 94538
James R. Famalette                President, Chief Executive Officer and           3,152             28,750           *
                                  Director
Bret W. Levy                      Vice President, Treasurer and Director         363,140(11)         11,875         2.9%
Max Gutmann                       Director                                        12,000              8,000           *
Sharon Levy                       Director                                             0(8)               0           *
Joseph J. Penbera                 Director                                         5,000              8,000           *
Frederick R. Ruiz                 Director                                         9,550              8,000           *
O. James Woodward III             Director                                         3,000              8,000           *
William Smith                     Director                                         5,500              3,000           *
Isidoro Alvarez Alvarez           Director                                             0                  0           *
Jorge Pont Sanchez                Director                                             0                  0           *
Gary L. Gladding                  Executive Vice President and General             4,982             23,500           *
                                  Merchandise Manager
Michael J. Schmidt                Senior Vice President and Director of           10,504             23,500           *
                                  Stores
Michael S. Geele                  Senior Vice President and Chief Financial            0              7,500           *
                                  Officer
Alan A. Weinstein                 N/A (Former Senior                                   0                  0           *
                                  Vice President and Chief Financial Officer)
Directors and Executive           N/A                                          1,689,457            168,875        14.6%
Officers as a Group
(14 Persons)

------------------------

   * Holdings represent less than 1% of all common shares outstanding.

 (1) Unless otherwise indicated, (i) beneficial ownership is direct and
     (ii) the person indicated has sole voting and investment power over the shares of Common Stock indicated.

 (2) Includes shares of common stock held in the Gottschalks Inc. Retirement Savings Plan, as follows: Joe Levy (16,467 shares); James R. Famalette (1,039 shares); Bret W. Levy (1,340 shares); Gary L. Gladding (3,832 shares) and Michael J. Schmidt (5,006 shares).

 (3) Shares that may be acquired pursuant to options exercisable within 60 days of May 22, 2000.

 (4) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of May 22, 2000 have been exercised and no others.

 (5) The information with respect to The Harris Company was reported on a
     Schedule 13D filed by Mr. Joe Levy, Mr. Bret Levy, El Corte Ingles and Harris with the SEC on August 28, 1998, a copy of which was received by the Company and relied upon in making this disclosure. The Harris Company exercised, as of August 28, 1998, sole voting power and sole dispositive power with respect to 2,095,900 shares.

 (6) Includes an aggregate of 975,000 shares beneficially owned as trustee of the trust established by the Will of Gertrude H. Klein. Does not include other shares owned by Mr. Blum's adult children, over which shares
     Mr. Blum disclaims beneficial ownership.

 (7) Does not include the aggregate of 1,141,700 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joseph Levy disclaims beneficial ownership. Does not include 580,000 shares in which Joe Levy has a pecuniary interest as a beneficiary of the trust established by the Will of Gertrude H. Klein.

 (8) Sharon Levy shares beneficial ownership of the shares attributed to Joe Levy, her husband, as community property.

 (9) The information with respect to Dimensional Fund Advisors Inc. was reported on a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 4, 2000, a copy of which was received by the Company and relied upon in making this disclosure. Dimensional Fund Advisors Inc. exercised, as of February 4, 2000, sole voting power and sole dispositive power with respect to 915,900 shares.

 (10) The information with respect to Joseph L. Harrosh, was reported on a
      Schedule 13G filed by Joseph L. Harrosh with the SEC on February 15, 2000, a copy of which was received by the Company and relied upon in making this disclosure. Joseph L. Harrosh exercised, as of February 15, 2000, sole voting power and sole dispositive power with respect to 665,600 shares.

 (11) Includes 79,400 shares owned by Mr. Bret Levy's children, for which Mr. Levy serves as custodian. Does not include 18,700 shares owned by Bret Levy's spouse.

    As of May 22, 2000, other than as indicated above, there was no person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    An entire board of directors, consisting of eleven members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting.

    VOTE REQUIRED. The eleven nominees receiving the highest number of votes will be elected.

    NOMINATIONS. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we know of no reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

    Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in the Company's bylaws. You must deliver a notice to the Company's secretary at the Company's principal executive offices before the close of business on June 1, 2000. That notice must contain the information required by the bylaws about you and your nominees. Unless you have complied with these bylaw provisions, your nominee won't be accepted and cannot be voted on by the shareholders.

                       NOMINEES FOR ELECTION AS DIRECTOR

    All of the nominees are currently directors of the Company. Each has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed for the nominees are as of May 22, 2000.

JOE LEVY  Director since 1986

    Joe Levy, 69, has been the Chairman of the Board of the Company since 1986 and has served the Company and its predecessor and former subsidiary since 1956. From 1986 until June 25, 1999, he was also Chief Executive Officer of the Company. Prior to taking on his current role with the Company, Mr. Joe Levy served the Company's predecessor and former subsidiary as Chairman and Chief Executive Officer from 1982 through 1986 and as Executive Vice President from 1972 through 1982. Mr. Joe Levy serves on the board of directors of the National Retail Federation and the Executive Committee of Frederick Atkins, Inc. He was formerly chairman of the California Transportation Commission and served on the board of directors of Community Hospitals of Central California. He has also served on numerous other state and local commissions and public service agencies. Mr. Joe Levy is the husband of Mrs. Sharon Levy and the father of Mr. Bret Levy.

JAMES R. FAMALETTE  Director since 1997

    James R. Famalette, 48, became President and Chief Executive Officer of the Company on June 25, 1999 after serving as President and Chief Operating Officer since 1997. Prior to joining the Company, Mr. Famalette was President and Chief Executive Officer of Liberty House, a department and specialty store chain based in Honolulu, Hawaii, from 1993 through 1997. Mr. Famalette served in a variety of other positions with Liberty House from 1987 through 1993, including Vice President, Stores and Vice President, General Merchandise Manager. From 1982 through 1987, he served first as Vice President, General Merchandise Manager and then as President of Village Fashions/Cameo Stores in Philadelphia,

Pennsylvania. From 1975 through 1982, Mr. Famalette served as a Divisional Merchandise Manager for Colonies, a specialty store chain based in Allentown, Pennsylvania.

BRET W. LEVY  Director since 1986

    Bret Levy, 36, was a director of the Company's predecessor and former subsidiary from 1982 until the time the Company was formed in 1986. He has been an employee of the Company since 1989 and presently serves as Vice President, Treasurer. Prior to joining the Company, Mr. Bret Levy served as a management consultant with Price Waterhouse and a lecturer on microeconomics at the University of Southern California. He also serves on the Advisory Counsel of the National Retail Federation and serves as a director of the Fresno Merchants Association and the California Retailers' Association. Mr. Bret Levy is a certified public accountant and obtained his MBA from the University of Chicago. Mr. Bret Levy is the son of Mr. Joe Levy and Mrs. Sharon Levy.

MAX GUTMANN  Director since 1992

    Max Gutmann, 77, is currently retired. Mr. Gutmann served as Chairman and Chief Executive Officer of Elder-Beerman Stores Corporation, a regional department and specialty store chain, during the period from 1995 through 1998 and from 1974 through 1991. He was retired during the period from 1991 through 1995. Mr. Gutmann was also Executive Vice President and subsequently President of Elder-Beerman from 1961 through 1973. He is a former chairman and/or director of numerous companies and trade associations.

SHARON LEVY  Director since 1986

    Sharon Levy, 67, was a director of the Company's predecessor and former subsidiary from 1982 until the time the Company was formed in 1986. She has served as an elected member of the Board of Supervisors of Fresno County since 1975, serving as Chairman of the Board of Supervisors in 1980, 1985, 1990, 1995 and 1999. Mrs. Levy also serves on numerous other public service agencies.
Mrs. Levy is the wife of Mr. Joe Levy and the mother of Mr. Bret Levy.

JOSEPH J. PENBERA  Director since 1986

    Joseph Penbera, 53, is an Eaton Fellow and Professor of Business at California State University, Fresno, where he formerly served as Dean of The Craig School of Business. He also serves as chairman of The AgZone, an electronic commerce firm. Dr. Penbera is President of the Consortium for Economic Research and is a former Chief Economist for Regency Bank, as well as other financial institutions. Dr. Penbera is also a director of Rug Doctor, L.P. and has served in that capacity since 1986.

FREDERICK R. RUIZ  Director since 1992

    Frederick Ruiz, 56, is the Chairman and co-founder of Ruiz Food Products, Inc., a privately held frozen food company based in Dinuba, California. He has held the position of Chairman for at least the last five years. Mr. Ruiz serves on the Boards of Directors of McClatchy Newspapers, Inc., The AgZone, The California Endowment and The Hispanic College Fund. Mr. Ruiz is a member of the Business Advisory Council of California State University, Fresno.

O. JAMES WOODWARD III  Director since 1992

    O. James Woodward III, 64, has been an attorney in the private practice of law in Fresno, California since 1992. Since 1995, he has also been Chairman of the Board of Directors of Mission Homes. He has served as corporate counsel for several public corporations and was Executive Vice President of Glenfed, Inc. from 1988 through 1991. In addition to a private law practice, Mr. Woodward has had experience with financial institutions and in real estate development in California. He currently serves on the Board of Directors of The AgZone, the Board of Governors of the California State University, Fresno Foundation, the Business Advisory Council of California State University, Fresno and the Board of Trustees of the University of California, Merced Foundation.

WILLIAM SMITH  Director since 1998

    William Smith, 53, is a private investor. Mr. Smith was formerly a Senior Vice President of Peter B. Cannell & Co., New York City from 1996 through 1998 and was a senior retail analyst at Neuberger & Berman, New York City from 1994 through 1995. From 1983 through 1994, Mr. Smith was with the investment firm of Smith Barney, reaching the level of Managing Director and heading their retail trade analyst group. Mr. Smith is the past president of the New York Retail Analysts Society and is a Chartered Financial Analyst.

ISIDORO ALVAREZ ALVAREZ  Director since 1998

    Isidoro Alvarez Alvarez, 64, is the Chairman of El Corte Ingles, S.A., a Spanish retail conglomerate operating in Spain and Portugal. He has held that position for at least the last five years. From 1982 through 1998, Mr. Alvarez was a director of The Harris Company, a department store chain which formerly operated nine stores located throughout Southern California. The Harris Company is a wholly-owned subsidiary of El Corte Ingles, S.A.

JORGE PONT SANCHEZ  Director since 1998

    Jorge Pont Sanchez, 62, has been the International Division Director of El Corte Ingles, S.A. since 1997. With the exception of the period from 1997 through 1998, he has also been the President and Chief Executive Officer of The Harris Company since 1982.

AGREEMENTS WITH NOMINEES

    MR. FAMALETTE. Under the terms of Mr. Famalette's employment agreement, the Company must cause Mr. Famalette to continue to be elected as a member of the Board of Directors during his term of employment. See "Employment and Severance Agreements--Employment Agreement."

    MR. ALVAREZ AND MR. PONT. The Company, Mr. Joseph Levy, Mr. Bret Levy, El Corte Ingles and The Harris Company are parties to a Stockholders' Agreement (described below). Pursuant to that Stockholder's Agreement, El Corte Ingles and The Harris Company nominated Mr. Alvarez and Mr. Pont to the Gottschalks Board.

    On August 20, 1998, the Company acquired substantially all of the assets and business of The Harris Company pursuant to an Asset Purchase Agreement entered into with The Harris Company and El Corte Ingles. Mr. Alvarez is a former Director of The Harris Company and is the Chairman of El Corte Ingles. Mr. Pont is the President and Chief Executive Officer of The Harris Company and is the International Division Director of El Corte Ingles. As consideration for such assets and business, Gottschalks issued to The Harris Company 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable, Extendable, Subordinated Note, and assumed certain liabilities. As a condition to closing the acquisition, on the same day:

    - Gottschalks, The Harris Company, El Corte Ingles, Joseph Levy and Bret Levy entered into a Stockholders' Agreement (described below),

    - Gottschalks and The Harris Company entered into a Registration Rights Agreement granting The Harris Company certain rights to participate in a registration statement filed by Gottschalks with the Securities and Exchange Commission and

    - Gottschalks and El Corte Ingles entered into a Standstill Agreement restricting El Corte Ingles' activities as an owner (through The Harris Company) of Gottschalks common stock.

    In the Stockholders' Agreement, El Corte Ingles, The Harris Company, Joseph Levy and Bret Levy agreed (among other things) to do the following for the term of the agreement:

    - Initially, cause two El Corte Ingles nominees to be added to the Gottschalks Board. As a result, Mr. Alvarez and Mr. Pont were added to the Gottschalks Board during fiscal 1998.

    - Cause the Gottschalks Board to be structured to consist of eleven members, of which two members will be El Corte Ingles nominees and the remaining nine members will be management nominees and independent nominees. Joseph Levy (or Bret Levy under certain circumstances) chooses the management nominees from management or persons affiliated with management.

    - Vote all Gottschalks common stock they own or have the power to vote in favor of the El Corte Ingles nominees, the management nominees and the independent nominees. Gottschalks also agreed to solicit proxies in favor of such nominees.

    The Stockholders' Agreement provides for the El Corte Ingles nominees to be increased or decreased as a result of changes in the amount of Gottschalks common stock that El Corte Ingles owns (through The Harris Company) as follows:

      Impact of Changes In Ownership of
       Gottschalks' Outstanding Common
      Stock or Disposal of Common Stock          Change to Number of
       (in Either Case Fully Diluted)          El Corte Ingles Nominees       Change to Size of Board
       ------------------------------          ------------------------       -----------------------
El Corte Ingles, directly or indirectly,           Increased to 3         Increased to 12
beneficially owns at least 30% of common
stock

El Corte Ingles disposes of more than 700,000      Decreased to 1         Decreased by number of El Corte
shares of common stock or El Corte Ingles and                             Ingles nominees that must
its affiliates beneficially own less than 10%                             resign
of common stock

El Corte Ingles disposes of more than              Decreased to 0         Decreased by number of El Corte
1,350,000 shares of common stock or El Corte                              Ingles nominees that must
Ingles and its affiliates beneficially own                                resign
less than 5% of common stock

The Stockholders' Agreement also

    - provides for proportional adjustments to the number of El Corte Ingles, S.A. nominees in the event of an increase in the Board size (other than as the result of an acquisition transaction approved by the Board),

    - contains restrictions on the transfer by The Harris Company of the Gottschalks common stock,

    - contains other agreements between the parties regarding voting on change in control transactions and participation by Mr. Levy's family in a Gottschalks registration statement, and

    - includes a non-compete agreement from The Harris Company and El Corte Ingles, S.A.

    The Stockholders' Agreement term (other than the provisions relating to restrictions on transfer by The Harris Company of its shares, which have a different termination date) lasts until the earlier of (1) the date El Corte Ingles, S.A. is no longer entitled to nominees on the Gottschalks Board and
(2) the expiration of the Standstill Agreement other than as the result of an Early Standstill Termination Event (as such term is defined in the Standstill Agreement). Gottschalks has previously filed the Stockholders' Agreement, the 8% Non-Negotiable Subordinated Note, the Registration Rights Agreement and the Standstill Agreement with the Securities and Exchange Commission.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE. IF YOU SEND IN YOUR PROXY, IT WILL BE VOTED IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY OTHERWISE.

    MEETINGS OF THE BOARD OF DIRECTORS. During the fiscal year ended January 29, 2000, the board of directors held 5 meetings. With the exception of Messrs. Alvarez and Pont, each director attended, either in person or telephonically, at least 75% of the Board meetings and meetings of Board Committees that he or she was eligible to attend.

    COMMITTEES OF THE BOARD. The board of directors has three principal committees. The following chart describes the function and membership of each committee and the number of times it met in the fiscal year ended January 29, 2000.

                          AUDIT COMMITTEE--3 MEETINGS

FUNCTION                                                    MEMBERS
--------                                                    -------
    -  Review auditor's report with the independent         Joseph J. Penbera, Chairman
  auditors                                                  Max Gutmann
    -  Review scope of annual audit and quarterly review    Frederick R. Ruiz
       by independent auditors                              William Smith
    -  Nominate independent auditors to be selected by the  O. James Woodward III board of directors
    -  Evaluate independence of independent auditors
    -  Oversee internal accounting and control systems
    -  Review accounting and financial reporting
       requirements and practices affecting the Company
    -  Evaluate and oversee internal audit staff

                       COMPENSATION COMMITTEE--4 MEETINGS

FUNCTION                                                    MEMBERS
--------                                                    -------
    -  Review and approve executive compensation and        O. James Woodward III, Chairman
       employment agreements                                Max Gutmann
    -  Review and approve bonuses, incentive stock option   Joseph J. Penbera
       awards and stock option grants                       Frederick R. Ruiz
                                                            William Smith

                        NOMINATING COMMITTEE--1 MEETING

FUNCTION                                                    MEMBERS
--------                                                    -------
  -  Review qualifications of and nominate independent      Max Gutmann, Chairman
     candidates for board of directors (other than those    Joseph J. Penbera
     nominated by stockholders)                             Frederick R. Ruiz
                                                            William Smith
                                                            O. James Woodward III

                           COMPENSATION OF DIRECTORS

    The following table sets forth amounts paid to each of the non-employee directors during fiscal 1999.

                   DIRECTOR COMPENSATION FOR FISCAL YEAR 1999

                                        Cash Compensation                      Security Grants
                           --------------------------------------------   --------------------------
                                                                                         Securities
                                                             Consulting                  Underlying
                           Annual Retainer   Meeting Fees    Fees/Other    Number of       Options
          Name               Fees($)(1)         ($)(2)       Fees($)(3)   Shares(#)(4)   (SAR)(#)(4)
          ----             ---------------   -------------   ----------   ------------   -----------
Sharon Levy                    --                5,000          --               0            0
Joseph J. Penbera              12,000            5,500          --           2,000            0
Frederick R. Ruiz              12,000            6,000          --           2,000            0
O. James Woodward III          12,000            6,500          --           2,000            0
Max Gutmann                    12,000            5,500         4,335(3)      2,000            0
William Smith                  12,000            6,000         6,304(3)      2,000            0
Isidoro Alvarez Alvarez        --               --              --               0            0
Jorge Pont Sanchez             --                2,000(3)      6,689(3)          0            0

------------------------

(1) The five outside directors who are neither officers nor an affiliate of the Company receive an annual stipend of $12,000, payable monthly.

(2) The eight non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each Committee meeting attended and held on a separate date.

(3) The Company reimburses directors who reside outside the Fresno area for costs incurred in attending meetings of the Board and in performing Board duties. Such expense reimbursements typically include meals and transportation costs and, when required, overnight hotel expenses. Amounts indicated for Mr. Pont are paid directly to El Corte Ingles.

(4) The five outside directors who are neither officers nor affiliates of the Company received grants of options in fiscal 1999 under the 1998 Stock Option Plan. There were no individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal 1999.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table lists the executive officers of the Company:

        Name            Age(1)    Position
        ----            ------    --------
Joe Levy(2)               69      Chairman
James R. Famalette(2)     48      President and Chief Executive Officer and Director
Gary L. Gladding          60      Executive Vice President and General Merchandise Manager
Michael S. Geele          50      Senior Vice President and Chief Financial Officer
Michael J. Schmidt        58      Senior Vice President and Director of Stores

------------------------

(1) As of May 22, 2000.

(2) Information with respect to Joe Levy and James R. Famalette is included in the "Election of Directors" portion of this Proxy Statement.

    GARY L. GLADDING has been Executive Vice President of the Company since 1987, and joined E. Gottschalk, the Company's predecessor, as Vice President/General Merchandise Manager in 1983. From 1980 to 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

    MICHAEL S. GEELE became Senior Vice President and Chief Financial Officer of the Company on January 19, 1999. Prior to joining the Company, Mr. Geele was Chief Financial Officer of Southwest Supermarkets in Phoenix, Arizona from 1995 to 1998. From 1991 to 1995, Mr. Geele served as Vice President of Finance for Smitty's Super Valu in Phoenix, Arizona, and from 1981 to 1991 served in various financial positions with Smitty's, including Senior Director and Corporate Controller. Mr. Geele is a certified public accountant.

    MICHAEL J. SCHMIDT became Senior Vice President/Director of Stores of E. Gottschalk, the Company's predecessor, in 1985. Prior to joining the Company's predecessor in 1983, he held management positions with Liberty House, Allied Corporation and R.H. Macy & Co., Inc.

                             EXECUTIVE COMPENSATION

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The materials set forth below contain information on certain cash and non-cash compensation provided to Mr. Joe Levy and Mr. Jim Famalette, who both served in the capacity of Chief Executive Officer for the Company in fiscal 1999, and the four other current and former executive officers of the Company who were the most highly compensated executive officers (or former executive officers) for fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                       Compensation
                                                   Annual Compensation                   Awards(1)
                                     -----------------------------------------------   -------------
                                                                                        Securities      All Other
         Name and           Fiscal       Base                        Other Annual       Underlying     Compensation
    Principal Position       Year    Salary($)(2)   Bonus($)(3)   Compensation($)(4)   Options(#)(5)      ($)(6)
    ------------------      ------   ------------   -----------   ------------------   -------------   ------------
Joe Levy                    1999      336,101(7)      66,000               --             15,000           5,387
Chairman                    1998      327,600         28,125               --             40,000           3,453
                            1997      327,600             --               --                 --           6,669
James R. Famalette          1999      392,269(8)      70,000               --             55,000           3,644
President, Chief Executive  1998      356,192        127,902               --             40,000           3,267
Officer and Director        1997      262,500(9)          --           68,803(10)         20,000             168
Gary L. Gladding            1999      291,600         40,000               --             10,000           4,484
Executive Vice President    1998      284,354         24,056               --              4,000           1,754
and General Merchandise     1997      276,508             --               --                 --           5,057
Manager
Michael S. Geele            1999      178,461             --               --             10,000             582
Senior Vice President and   1998        6,731(11)         --               --             20,000              --
Chief Financial Officer     1997           --             --               --                 --              --
Michael J. Schmidt          1999      210,938         32,000               --             10,000           4,135
Senior Vice President and   1998      201,081         16,429               --              4,000           2,677
Director of Stores          1997      187,672         10,000(12)           --                 --           4,155
Alan A. Weinstein           1999      122,269(13)         --               --                 --              --
Former Senior Vice          1998      199,227         16,054               --                 --           2,083
President and Chief         1987      183,307             --               --                 --           3,793
Financial Officer

------------------------

 (1) The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable SEC disclosure rules.

 (2) Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

 (3) Bonus amounts paid in fiscal 1999 were paid under the 1998 Bonus Plan (the "Bonus Plan"). The bonus paid to Mr. Famalette in fiscal 1998 also includes $100,000 payable under his employment agreement. Except as indicated at footnote (12) below, no bonus compensation was earned by the Named Officers in fiscal year 1997.

 (4) Except as indicated at footnote (10) below, the amounts included in this column for each of the Named Officers do not include the value of certain perquisites in which the aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 1997, 1998 or 1999, as applicable.

 (5) Represents shares of stock underlying options granted under the Company's various stock option plans. There were no individual grants of options in tandem with SARS or freestanding SARS made during fiscal years 1997, 1998 or 1999 to the Named Officers.

 (6) Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. Retirement Savings Plan in the form of Common Stock of the Company and amounts paid for term life insurance premiums.

 (7) Mr. Joe Levy was Chairman and Chief Executive Officer through June 25, 1999 and relinquished the title of Chief Executive Officer to Mr. James Famalette on that date. His base salary has remained unchanged.

 (8) Mr. Famalette became President and Chief Executive Officer on June 25, 1999, after serving as President and Chief Operating Officer since
     April 14, 1997. This amount represents his base salary as President and Chief Operating Officer from the beginning of fiscal 1999 through June 24, 1999, and as President and Chief Executive Officer from June 25, 1999 through the remainder of fiscal 1999. (See the "Employment and Severance Agreements" portion of this Proxy Statement for a description of amounts to be paid to Mr. Famalette pursuant to his employment agreement.)

 (9) Mr. Famalette was employed by the Company on April 14, 1997. This represents base salary paid for a partial year in fiscal 1997.

 (10) Represents amounts paid as reimbursement for actual relocation expenses incurred.

 (11) Mr. Geele was employed by the Company on January 19, 1999. This amount represents base salary paid for a partial year in fiscal 1998.

 (12) Mr. Schmidt received a discretionary bonus payment in fiscal 1997.

 (13) Mr. Weinstein's employment with the Company was terminated on September 27, 1998. Pursuant to his written termination notice, Mr. Weinstein received the continuing payment of his base salary, totaling $187,000, over the twelve month period following his termination on September 27, 1998, and the right to continuing coverage in the Company's group medical plan at the Company's expense for one year. Upon his termination, Mr. Weinstein also received payment for all accrued vacation and holiday pay.

    OPTION GRANTS. Shown below is information with respect to grants of stock options to the officers named in the Summary Compensation Table above during the last fiscal year under the 1998 Stock Option Plan. In addition to options granted to the Named Officers below, in fiscal 1999 a total of 99,000 options were also granted to 23 other officers and key employees of the Company under the 1998 Stock Option Plan.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                          of Stock Price
                                                                                      Appreciation for Option
                                            Individual Grants                                  Term
                        ---------------------------------------------------------   ---------------------------
                        Number of
                        Securities    Percent of
                        Underlying   Total Options
                         Options      Granted to
                         Granted     Employees in    Exercise Price   Expiration
Name                      (#)(1)      Fiscal Year     ($/Share)(2)       Date            5%            10%
----                    ----------   -------------   --------------   -----------   ------------   ------------
Joe Levy                  15,000          7.5%            9.21          6/14/09       $ 98,000       $256,000
James R. Famalette        15,000          7.5%            8.38          6/14/09         89,000        217,000
James R. Famalette        40,000         20.1%            8.88          6/25/09        252,000        658,000
Gary L. Gladding          10,000          5.0%            8.38          6/14/09         59,000        155,000
Michael S. Geele          10,000          5.0%            8.38          6/14/09         59,000        155,000
Michael J. Schmidt        10,000          5.0%            8.38          6/14/09         59,000        155,000
Alan A. Weinstein              0            0%             N/A              N/A            N/A            N/A

------------------------

(1) These options first become exercisable on the first anniversary of the grant date, with 25% of the underlying shares becoming exercisable at that time, an additional 25% of the option shares becoming exercisable on each successive anniversary date and full vesting on the fourth anniversary date.

(2) Represents the fair market value of the Company's Common Stock (110% of fair market value for options granted to Mr. Joe Levy) based on its closing price on the New York Stock Exchange as of the date of the grant of the options.

    OPTION EXERCISES. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1999 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                          Number of            Value of
                                                                         Securities           Unexercised
                                                                         Underlying          In-the-Money
                                                                     Unexercised Options   Options at Fiscal
                                                                     at Fiscal Year-End       Year-End(1)
                                                                     -------------------   -----------------
                                     Shares                             Exercisable/         Exercisable/
Name                               Acquired(#)   Value Realized($)    Unexercisable(#)     Unexercisable($)
----                               -----------   -----------------   -------------------   -----------------
Joe Levy                                0                0              38,750/41,250            0/0
James R. Famalette                      0                0              28,750/86,250        11,200/11,200
Gary L. Gladding                        0                0              23,500/10,500            0/0
Michael S. Geele                        0                0               7,500/22,500            0/0
Michael J. Schmidt                      0                0              23,500/10,500            0/0
Alan A. Weinstein                       0                0                 0/0                   0/0

------------------------

(1) The exercise price of the options range from $5.38 to $10.87 per share. The closing price of the Company's Common Stock on the New York Stock Exchange as of January 29, 2000 was $6.50 per share.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

    EMPLOYMENT AGREEMENT. The Company has an employment agreement with James R. Famalette as President and Chief Executive Officer. Under the agreement,
Mr. Famalette's employment as President and Chief Executive Officer began on June 24, 1999 and is initially to continue for three years through July 2, 2002. The terms of the agreement may extended by mutual written consent.
Mr. Famalette had formerly served as President and Chief Operating Officer since April 14, 1997. The agreement provides that Mr. Famalette shall be a member of the Board of Directors during his term of employment. In has capacity as President, Chief Executive Officer and Director, the agreement provides for the payment of an annual base salary of $420,000 in the first year of the contract (June 24, 1999 through June 23, 2000), $460,000 in the second year of the contract (June 24, 2000 through June 23, 2001) and $500,000 in the third year of the contract (June 24, 2001 through July 2, 2001). The agreement also provides for the payment of an annual bonus under the Company's Management Bonus Plan, under which Mr. Famalette will have the ability to earn an annual bonus of at least 30% of Base Salary if specific goals and objectives adopted by the Board are achieved. Mr. Famalette received a grant of 40,000 options under the Company's 1998 Stock Option Plan (with 25% of such options vesting on each anniversary of the option grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant) upon entering into his employment agreement. Mr. Famalette also receives a car allowance and receives other benefits typically offered to all employees of the Company. The compensation payable pursuant to the agreement shall be terminated if Mr. Famalette terminates his employment with the Company through retirement, disability or death, if Mr. Famalette is terminated for cause (as defined) or the Company sells all or part of its business and Mr. Famalette is able to continue his employment with the buyer at or above his then base salary. With the exception of the employment agreement with Mr. Famalette, the Company has no employment agreements with any of the other Named Officers, including the Chairman.

    SEVERANCE AGREEMENTS. The Company has Severance Agreements with each of the officers named in the Summary Compensation Table above, including the Chief Executive Officer. Such agreements provide for the continuing payment of the officer's base salary for a period of twelve months, except for Messrs. Levy and Famalette, whose severance benefits will be payable for a period of twenty-four months, and in the case of Mr. Famalette, less the period remaining under his employment agreement. The agreements also provide for continuing coverage in the Company's group medical plan at the Company's expense for one year in the event the officer is terminated by written notice by the Company for other than cause (as defined). The agreements require the officer to continue to report to work and perform the duties of his or her employment until the date set forth as the officer's date of termination in order to receive such continuing payments. The officer is not entitled to receive a severance benefit under certain conditions including: (i) the termination of employment occurs by other than written notice of termination by the Company; (ii) if the Company sells all or part of its business and the officer has the opportunity to continue his or her employment with the buyer at or above the officer's base rate of pay; and (iii) the termination of employment for cause (as defined). In the event of a change in control, the severance benefits are extended to a period of twenty-four months in the case of Mr. Joe Levy and Mr. Famalette, and to a period of eighteen months in the case of Messrs. Gladding, Geele and Schmidt.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Gottschalks is indebted to The Harris Company, a stockholder owning more than 5% of the Gottschalks common stock. As described under the heading "Agreements With Nominees," on August 20, 1998 the Company acquired substantially all of the assets and business of The Harris Company. As consideration for the purchase, Gottschalks issued to The Harris Company 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable, Extendable, Subordinated Note and assumed certain other liabilities. The Subordinated Note is due August 20, 2003 in the principal amount of $22,179,598. Interest on the Subordinated Note is payable semi-annually, with the principal portion due and payable upon its maturity date, unless such payment would result in a default on any of the Company's other credit facilities, whereby the maturity date of the Subordinated Note would be extended by three years to August 2006. Mr. Alvarez and Mr. Pont are directors of Gottschalks and are also directors and/or executive officers of The Harris Company and its parent, El Corte Ingles, S.A. Mr. Alvarez is a former Director of The Harris Company and is the Chairman of El Corte Ingles, S.A. Mr. Pont is the President and Chief Executive Officer of The Harris Company and is the International Division Director of El Corte Ingles, S.A.

    Mr. Blum's Consulting Agreement provides for Mr. Blum to perform certain consulting services for the Company during the period of June 1, 1994 through May 31, 2001 in return for annual fees of $200,000 payable monthly. The Consulting Agreement, entered into on May 27, 1994, also provides for the payment of an annual office allowance and continuation of certain insurance and retirement benefits. The Company paid Mr. Blum a total of $221,381 under the Consulting Agreement in fiscal 1999.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 19 DO NOT CONSTITUTE SOLICITING MATERIALS AND ARE NOT CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, UNLESS WE SPECIFICALLY STATE OTHERWISE.

    The policy of the Compensation Committee of the Board of Directors is that the compensation of the executives of the Company should be closely aligned with the interests of the stockholders of the Company and linked with the Company's overall financial performance and the executive's individual performance. The Compensation Committee generally believes compensation should be limited to amounts that are deductible under present income tax law. However, under certain circumstances, the Compensation Committee may authorize the payment of compensation that is not deductible. Such policies have been incorporated into a performance-based compensation program developed and implemented by the Compensation Committee for the senior executive officers of the Company.

                              COMPENSATION PROGRAM

    The Company's executive compensation program consists primarily of three components: (1) a base salary that is designed to attract and retain qualified employees for the Company; (2) annual incentives which are tied to the performance of the Company; and (3) stock options.

    BASE SALARY. The base salary of the Chief Executive Officer was originally determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company for the most recent fiscal year. In such determination, the Compensation Committee also considered salary ranges of chief executive officers of certain competitors of the Company. The annual base salary paid to Mr. James Famalette, as President and Chief Executive Officer for fiscal 1999 was $392,269. This amount represents base salary paid to him as President and Chief Operating Officer from the beginning of fiscal 1999 and through June 24, 1999 and as President and Chief Executive Officer from June 25, 1999 through the remainder of fiscal 1999. (See Employment and Severance Agreements--Employment Agreement.) The Chief Executive Officer, in turn, recommends an original annual base salary for the senior executive officers of the Company based on factors such as the scope of responsibility and base salary ranges of similarly positioned executives of the Company. Annual adjustments to such base salaries are determined based on factors including, but not limited to, the executive's individual performance, the performance of areas within the executive's scope of responsibility and the overall performance of the Company. The Compensation Committee reviews and passes on the Chief Executive Officer's recommendations for such officers' annual base salary levels.

    ANNUAL INCENTIVES. The Company's bonus plan in effect for fiscal 1999 (the "Bonus Plan") provides for a bonus to be paid to the Chief Executive Officer and key executives of the Company, based on the Company's performance. The Board of Directors established a goal at the beginning of the fiscal year to achieve a targeted earnings per share ("EPS") amount. If the Company achieves its EPS goal, then the key executives will have the opportunity to earn a bonus ranging from 10% to 30% of their base salary. The actual payment for each individual is determined by analyzing the Company's actual performance and the individual's performance. 50% of the potential bonus is based solely on the Company's performance, 30% of the potential bonus is based on a subjective evaluation of the key executive's performance and 20% of the potential bonus is based on the key executive's performance measured against the key executive goals. No bonuses are to be paid if the Company does not achieve its EPS goal. The maximum bonus to be paid to any key executive is 30% of a key executive's base salary.

    STOCK OPTIONS. Stock options are granted to the senior executive officers and other employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and other employees of the Company are recommended by the Chief Executive Officer and reviewed and passed upon by the Compensation Committee. In fiscal 1999, 100,000 options were granted to the Named Officers under the 1998 Stock Option Plan at exercise prices ranging from $8.38 to $9.21 per share. In fiscal 1999, a total of 99,000 options were also granted to 23 officers and other employees of the Company under the 1998 Stock Option Plan at exercise prices ranging from $8.38 to $8.88 per share. All options granted under the 1998 Stock Option Plan are granted at the fair market value of the Company's common stock on the dates of the grants, with the exception of options granted to Mr. Joe Levy, which are granted at an exercise price of 110% of fair market value on the date of the grant. Such options vest at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

    OTHER. Compensation for other officers and managers of the Company was paid during fiscal 1999 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Excluding amounts paid to the Named Officers, bonuses in the aggregate amount of $606,000 were paid to 106 store managers, merchandising and operations personnel of the Company during 1999 based primarily upon the performance of the particular individual's unit, department, division or store.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the current Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose board of directors includes a member of management of the Company.

      O. James Woodward III, Chairman    Max Gutmann    Joseph J. Penbera
                       Frederick R. Ruiz    William Smith

                            STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total return of the Company's Common Stock with the cumulative total return of (i) the S&P 600 SmallCap Index and
(ii) four companies described in the footnote to the graph. Except as described, the comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 1995 fiscal year to the last day of the Company's 1999 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The past stock price performance for the Company's Common Stock is not necessarily indicative of future price performance.

                    GOTTSCHALKS INC. STOCK PRICE PERFORMANCE
              FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      GOTTSCHALKS INC.  NEW PEER GROUP  OLD PEER GROUP  S & P SMALLCAP 600
1/95            100.00          100.00          100.00              100.00
1/96             79.31           65.45           65.45              132.11
1/97             72.41           69.92           69.92              162.59
1/98            100.86          151.83          151.83              196.93
1/99            108.62           80.36           51.65              203.73
1/00             91.38           40.28           23.81              224.73

------------------------

(1) Assumes $100 is invested on January 30, 1995 in the Company's Common Stock, the S&P 600 SmallCap Index and a composite index, weighted by market capitalization. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year. This year the Company elected to change its peer group index from the prior year. Accordingly, the graph presented below includes comparisons with both last year's index of three competing companies (Bon-Ton Stores, Inc., Jacobson Stores, Inc. and Stage Stores, Inc. ("Stage")) and the new competing peer group which consist of four competing companies (Bon-Ton Stores, Inc., Jacobson Stores, Inc., Stage and Elder-Beerman Corp.("Elder-Beerman")). The Company has elected to add one company to its peer group as it believes the companies included in the new peer group are more reflective of the Company's business and therefore provide a more meaningful comparison of stock performance. The composite index includes data for Stage beginning in the fiscal year ended January 31, 1997, during which time Stage became traded on the NYSE. The composite index also includes data for Elder-Beerman beginning with the fiscal year ended January 31, 1999, during which time Elder-Beerman became traded on the NYSE.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors and executive officers, as well as persons owning more than 10% of the Company's outstanding shares of stock, must file reports with the Securities and Exchange Commission indicating the number of shares of the Company's common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based solely on our review of these reports and written representations from our directors and officers, we believe each of our directors and executive officers, as well as each of the persons owning more than 10% of our outstanding shares of stock, filed all the required reports during fiscal year 1999.

                              INDEPENDENT AUDITORS

    Upon recommendations by the Audit Committee, the Board selected Deloitte & Touche LLP as the Company's independent auditors for fiscal 2000. Representatives of Deloitte & Touche LLP are expected to be present at the 2000 Annual Meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent auditors during fiscal 2000, and in that capacity will report on the Company's 2000 annual financial statements, the Board, upon recommendation by Audit Committee, reserves the right to select different independent auditors at any time.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    If you want to include a stockholder proposal in the proxy statement for the 2001 Annual Stockholders' Meeting, it must be delivered to the Company's secretary at the Company's principal office located at 7 River Park Place East, Fresno, California 93720 before the close of business on January 23, 2001. If you intend to present a proposal at our 2001 Annual Meeting and do not request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no earlier than March 23, 2001 and no later than the close of business on May 22, 2001. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2001 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our annual meeting.

                                 OTHER MATTERS

    At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

    You can obtain a copy of the Company's Annual Report on Form 10-K for the year ended January 29, 2000 at no charge by writing to the Company at 7 River Park Place East, Fresno, California 93720, Attention: Michael S. Geele, Senior Vice President and Chief Financial Officer.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Joe Levy
                                          Chairman

May 22, 2000

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P
R                         GOTTSCHALKS INC.
O
X            ANNUAL MEETING OF STOCKHOLDERS, JUNE 22, 2000
Y

    The undersigned hereby appoints Joe Levy and O. James Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks Inc., to be held on June 22, 2000 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 22, 2000, receipt of which is hereby acknowledged by the undersigned.

COMMENTS/ADDRESS CHANGE: Please Mark Comment/Address Box on Reverse Side


        (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                 -  FOLD AND DETACH HERE  -

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                                               Please mark
                                               your votes as
                                               indicated in
                                               this example    / X /


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR THE NOMINEES ON PROPOSAL 1.


                                        WITHHELD
                                   FOR   FOR ALL
1. ELECTION OF DIRECTORS.          / /     / /

Joe Levy, James R. Famalette, Bret W. Levy,
Max Gutmann, Sharon Levy,
Joseph J. Penbera, Frederick R. Ruiz,
O. James Woodward III, William Smith,
Isidoro Alvarez Alvarez and Jorge Pont Sanchez

WITHHELD FOR: (Write that nominee's name in the space provided below.)

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2. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

I PLAN TO ATTEND MEETING / /

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. / /

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

Signature(s)                                        Dated           , 2000
             ------------------------------------         ---------
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED. EACH JOINT TENANT SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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